                                                                 EXHIBIT 12.1
                                       PACCAR Financial Corp.

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                               PURSUANT TO SEC REPORTING REQUIREMENTS
                                       (Thousands of Dollars)


                                                Year Ended December 31
                                    -----------------------------------------------
                                      1995     1994      1993      1992      1991
                                    -------   -------   -------   -------   -------
FIXED CHARGES
     Interest expense               $89,796   $62,851   $45,815   $48,914   $62,520
     Portion of rentals
         deemed interest                238       226       218       217       278
                                    -------   -------   -------   -------   -------
TOTAL FIXED CHARGES                 $90,034   $63,077   $46,033   $49,131   $62,798
                                    -------   -------   -------   -------   -------
                                    -------   -------   -------   -------   -------
EARNINGS
     Income before taxes            $46,730   $42,147   $30,449   $18,645    $5,654

FIXED CHARGES                        90,034    63,077    46,033    49,131    62,798
                                    -------   -------   -------   -------   -------
EARNINGS AS DEFINED                $136,764  $105,224   $76,482   $67,776   $68,452
                                    -------   -------   -------   -------   -------
                                    -------   -------   -------   -------   -------
RATIO OF EARNINGS
     TO FIXED CHARGES (1)              1.52x     1.67x     1.66x     1.38x     1.09x


(1) The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR. See Exhibit 12.2.


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